Exhibit 2.1


                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
                 -----------------------------------------------

         This Amendment No. 1 to Agreement and Plan of Merger (the "Amendment") is made as of the 2nd day of June, 2005, by and among VALLEY FORGE SCIENTIFIC CORP., a Pennsylvania corporation ("Valley Forge"), SYNERGETICS ACQUISITION CORPORATION, a Delaware corporation ("MergerSub") and SYNERGETICS, INC., a Missouri corporation ("Synergetics").

                              W I T N E S S E T H:

         A. WHEREAS Valley Forge, MergerSub and Synergetics are parties to that certain Agreement and Plan of Merger dated as of May 2, 2005 (the "Agreement");

         B. WHEREAS, Valley Forge, MergerSub and Synergetics desire to amend the Agreement, change the voting requirements applicable to Valley Forge Shareholders in connection with their vote on certain proposals to be presented to them in connection with the Merger and conform such requirements to applicable Pennsylvania law; and

          C. WHEREAS Valley Forge, MergerSub and Synergetics desire to amend the Agreement, upon and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, the covenants, promises and agreements hereinafter set forth, and other good and valuable consideration, the receipt and legal sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein and not otherwise defined shall have those meanings ascribed to them in the Agreement.

         2.       Amendment to the Agreement.

                           The Agreement is hereby amended by modifying Section
                  1, "Definitions", as follows:

                                    The term "Requisite Valley Forge Stockholder
                  Approval" is deleted in its entirety and replaced with the following:

                                    ""Requisite Valley Forge Stockholder
                  Approval" means the affirmative vote in favor of this Agreement and the Merger by the holders of a majority of the votes cast by all Valley Forge shareholders entitled to vote thereon and the exercise of dissenters rights, if applicable, by the holders of not more than 4.9% of the issued and outstanding Valley Forge Shares."

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         3.       Entire Agreement. This Amendment and the Agreement embody the entire agreement between the parties respecting the subject matter hereof and supersede all prior agreements, proposals, communications and understandings relating to such subject matter. The terms of the Amendment shall be considered a part of the Agreement as if fully set forth therein.

         4. Miscellaneous. This Amendment shall be binding upon the Valley Forge, MergerSub and their successors and Synergetics and its successors and assigns. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Amendment or the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

         5. No Other Amendments. In case of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment control. Except as expressly set forth in this Amendment, the terms of the Agreement remain unchanged and in full force and effect.

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                             SIGNATURE PAGE FOLLOWS

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         IN WITNESS WHEREOF, the Parties hereto have executed, or caused their duly authorized officers to execute, this Amendment on the date first above written.



                                        VALLEY FORGE SCIENTIFIC CORP.



                                        By: /s/ JERRY L. MALIS
                                            ------------------------------------
                                            Name:  Jerry L. Malis
                                            Title: President


                                        SYNERGETICS ACQUISITION CORPORATION



                                        By: /s/ JERRY L. MALIS
                                            ------------------------------------
                                            Name:  Jerry L. Malis
                                            Title: President


                                        SYNERGETICS, INC.



                                        By: /s/ GREGG SCHELLER
                                            ------------------------------------
                                            Name:  Gregg Scheller
                                            Title: President

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